As filed with the Securities and Exchange Commission on April 22, 1999
                         Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                               450 5TH STREET N.W.
                             WASHINGTON, D.C. 20549

                                   ==========
                               AMENDMENT NO. 1 TO
                                    FORM S-8*
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ==========

                                   PFIZER INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                    13-5315170
       (State of Incorporation)             (I.R.S. Employer Identification No.)

                              235 EAST 42ND STREET
                          NEW YORK, NEW YORK 10017-5755
                    (Address of Principal Executive Offices)

                                   ==========

                      PFIZER INC. STOCK AND INCENTIVE PLAN
                            (Full Title of the Plan)



                             MARGARET M. FORAN, ESQ.
                                   PFIZER INC.
                              235 EAST 42ND STREET
                          NEW YORK, NEW YORK 10017-5755
                    (Name and Address of Agent for Services)

                                 (212) 773-4802
                     (Telephone Number of Agent for Service)

                                   ==========

                         CALCULATION OF REGISTRATION FEE

================================================================================

 TITLE OF SECURITIES TO BE     AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM          AMOUNT OF
        REGISTERED              REGISTERED     OFFERING PRICE PER   AGGREGATE OFFERING     REGISTRATION FEE
                                                     SHARE 1              PRICE 1
-----------------------------------------------------------------------------------------------------------
Common Stock, $.05            55,000,000 shs.     $119.4375           $6,569,062,500.00     $1,826,199.38
par value


================================================================================

----------
1 Estimated to calculate the registration fee based on the average of the high and low prices of Pfizer Inc. Common Stock for New York Stock Exchange Composite Transactions on April 20, 1999, as reported in The Wall Street Journal.

* The Contents of Registration  Statement No.  333-50899  relating to the Pfizer
Inc.  Stock  and  Incentive  Plan  are   incorporated  by  reference  into  this
Registration Statement.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following are incorporated by reference:

     o The Annual Report of Pfizer Inc. on Form 10-K for the year ended December 31, 1998,

     o all other reports we filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934,

     o the description of our common stock contained in our Registration Statement filed under Section 12 of the Securities Exchange Act of 1934,

     o  and any amendment or report filed to update such description.

All documents later filed by us under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, before we file a post-effective amendment that indicates all securities offered have been sold or which deregisters all securities that have not been sold, will be incorporated by reference and will be a part of this filing from the date that document was filed.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        The validity of the securities has been passed upon by Margaret M. Foran, Esq., Senior Corporate Counsel and Assistant Secretary for the Company. Ms. Foran beneficially owns Common Stock and options to purchase Common Stock granted under the Pfizer Inc. Stock and Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as a director, officer, employee or agent of another corporation, organization or enterprise at the request of the corporation, against all liability and expenses (including, but not limited to, attorneys' fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) incurred or paid in connection with any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, in which he/she may be involved by reason of the fact that he/she served or is serving in these capacities, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his/her conduct was unlawful. In the case of a claim, action, suit or proceeding made or brought by or in the right of the corporation to procure a recovery or judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation for negligence or misconduct in the performance of his or her duty to the corporation, except for such expenses as the Court may allow. Any such person who has been wholly successful on the merits or otherwise with respect to any such claim, action, suit or proceeding or with respect to any claim, issue or matter therein, shall be indemnified as of right against all expenses in connection therewith or resulting therefrom.

        Pursuant to Article V, Section 1 of its By-Laws, the Registrant shall indemnify directors and officers to the fullest extent permitted by applicable law as it presently exists or may hereinafter be amended. The Company is insured against actions taken pursuant to its By-Laws and the directors and officers are insured directly at the Company's expense against such liabilities for which indemnification is not made. The Company has entered into agreements with its directors and certain of its officers requiring the Company to indemnify such persons to the fullest extent permitted by the Company's By-Laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

ITEM 8. EXHIBITS

EXHIBIT

4 --    Stock and Incentive Plan, as amended April 22, 1999.

5 -- Opinion and Consent of Margaret M. Foran, Esq., Senior Corporate Counsel and Assistant Secretary.

23(b)-- Consent of KPMG LLP, independent certified public accountants.

ITEM 9. UNDERTAKINGS

        The Company undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information about the plan of distribution not already disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be a new registration statement relating to the securities offered, and the offering of such securities at that time will be viewed as the initial bona fide offering.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement will be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be viewed as the initial bona fide offering.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Under the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf by the authorized signer in The City of New York, State of New York, on the 22nd day of April, 1999.

                                           Pfizer Inc.

                                           Registrant

                                           By:     /S/WILLIAM C. STEERE, JR.
                                              ----------------------------------
Dated: April 22, 1999                              William C. Steere, Jr.,
                                                   Chairman of the Board and
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)


     Under the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.


       SIGNATURES                        TITLE                                DATE
       ----------                        -----                                ----



/S/WILLIAM C. STEERE, JR.    Chairman of the Board, Director              April 22, 1999
-------------------------    (Principal Executive Officer)
(William C. Steere, Jr.)



/S/DAVID L. SHEDLARZ         Senior Vice President and Chief Financial    April 22, 1999
-------------------------    Officer (Principal Financial Officer)
(David L. Shedlarz)



/S/HERBERT V. RYAN           Vice President - Controller (Principal       April 22, 1999
-------------------------    Accounting Officer)
(Herbert V. Ryan)



/S/MICHAEL S. BROWN          Director                                     April 22, 1999
-------------------------
(Michael S. Brown)



/S/M. ANTHONY BURNS          Director                                     April 22, 1999
-------------------------
(M. Anthony Burns)



/S/W. DON CORNWELL           Director                                     April 22, 1999
-------------------------
(W. Don Cornwell)

                                       3




       SIGNATURES                        TITLE                                DATE
       ----------                        -----                                ----

/S/GEORGE B. HARVEY          Director                                     April 22, 1999
-------------------------
(George B. Harvey)



/S/CONSTANCE J. HORNER       Director                                     April 22, 1999
-------------------------
(Constance J. Horner)



/S/STANLEY O. IKENBERRY      Director                                     April 22, 1999
-------------------------
(Stanley O. Ikenberry)



/S/HARRY P. KAMEN            Director                                     April 22, 1999
-------------------------
(Harry P. Kamen)



/S/THOMAS G. LABRECQUE       Director                                     April 22, 1999
-------------------------
(Thomas G. Labrecque)



/S/DANA G. MEAD              Director                                     April 22, 1999
-------------------------
(Dana G. Mead)



/S/HENRY A. MCKINNELL        Executive Vice President and Director        April 22, 1999
-------------------------
(Henry A. McKinnell)



/S/JOHN F. NIBLACK           Executive Vice President and Director        April 22, 1999
-------------------------
(John F. Niblack)



/S/FRANKLIN D. RAINES        Director
-------------------------
(Franklin D. Raines)                                                      April 22, 1999


/S/RUTH J. SIMMONS           Director                                     April 22, 1999
-------------------------
(Ruth J. Simmons)



/S/JEAN-PAUL VALLES          Director                                     April 22, 1999
-------------------------
(Jean-Paul Valles)


                                  EXHIBIT INDEX

EXHIBIT

4 --    Stock and Incentive Plan, as amended April 22, 1999.

5 -- Opinion and Consent of Margaret M. Foran, Esq., Senior Corporate Counsel and Assistant Secretary.

23(b)-- Consent of KPMG LLP, independent certified public accountants.

                                                                       EXHIBIT 4

                                   PFIZER INC
                            STOCK AND INCENTIVE PLAN
                       (AS AMENDED THROUGH APRIL 22, 1999)

1.       PURPOSE

         The purpose of the Stock and Incentive Plan (known as the "Stock Option and Incentive Plan of 1965 as amended" prior to the 1980 amendment thereof and hereinafter called the "Plan") is to furnish a material incentive to employees of the Company and its subsidiaries by making available to them the benefits of a larger Common Stock ownership in the Company through stock options and otherwise. It is believed that these increased incentives will not only induce the continued service of employees but will also stimulate their efforts towards the continued success of the Company and its subsidiaries, as well as assist in the recruitment of new employees. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any subsidiary. No employee shall have the right to be selected to receive an option or other award under this Plan or having been so selected, to be selected to receive a future award grant or option. Neither the award nor any benefits arising out of this Plan shall constitute part of a participant's employment contract with the Company or any subsidiary and, accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Company without giving rise to liability on the part of the Company or any subsidiary for severance payments.

2.       ADMINISTRATION

         Except to the extent otherwise provided in Section 4 and Section 15, the Plan shall be administered by the Employee Compensation and Management Development Committee, which shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan including the right to construe disputed or doubtful Plan terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law.

3.       TOTAL NUMBER OF SHARES

         Subject to the provisions of Section 6(g), the maximum amount of stock which may be issued under the Plan is 393,000,000* shares of the Common Stock of the Company (comprised of 24,000,000* shares authorized in 1965, 24,000,000* shares authorized in 1969, 24,000,000** shares authorized in 1972, 24,000,000** shares authorized in 1975, 24,000,000** shares authorized in 1980, 40,000,000*** shares authorized in 1983, 44,000,000*** shares authorized in 1986, 44,000,000*** shares authorized in 1989, 44,000,000**** shares authorized in 1992, 46,000,000***** shares authorized in 1996 and 55,000,000 shares authorized in 1999). No participant shall be granted (i) options which would result in such participant receiving more than 480,000* shares of the total number of shares authorized in 1965, more than 480,000* shares of the total number of shares authorized in 1969, or more than 480,000** shares of the total number of shares authorized in 1972, or (ii) options or awards which would result in such participant receiving more than 480,000** shares of the total number of shares authorized in 1975, more than 800,000** shares of the total number of shares authorized in 1980, more than 800,000*** shares of the total number of shares authorized in 1983, more than 1,200,000*** shares of the total number of shares authorized in 1986, more than 1,200,000*** shares of the total number of shares authorized in 1989, more than 1,200,000**** shares of the total number of shares authorized in 1992, more than 1,200,000***** shares of the total number of shares authorized in 1996, or more than 1,500,000 shares of the total number of shares authorized in 1999, or (iii) any option, stock award or performance unit award which would result in ownership by such participant of more than ten percent of the stock of the Company within the meaning of Section 422 of the Internal Revenue Code, or (iv) any incentive stock option, as defined in Section 422 of the Internal Revenue Code, granted after December 31, 1986, which would result in such participant receiving a grant of incentive stock options for stock that would have an aggregate fair market value in excess of $100,000, determined as of the time that the option is granted, that would be exercisable for the first time by such participant during any calendar year. No option with respect to any shares authorized in 1975 shall be granted to the extent that shares authorized in 1972 are available therefor, or with respect to any shares authorized in 1980 to the extent that shares authorized in 1972 or shares authorized in 1975 are available therefor, or with respect to any shares authorized in 1983 to the extent that shares authorized in 1972, 1975 or 1980 are available therefor, or with respect to any shares authorized in 1986 to the extent that shares authorized in 1972, 1975, 1980 or 1983 are available therefor, or with respect to any shares authorized in 1989 to the extent that shares authorized in 1972, 1975, 1980, 1983, or 1986 are available therefor, or with respect to any shares authorized in 1992 to the extent that shares authorized in 1972, 1975, 1980, 1983, 1986 or 1989 are available therefor or with respect to any shares authorized in 1996 to the extent that shares authorized in 1972, 1975, 1980, 1983, 1986, 1989, or 1992 are available therefor, or with respect to any shares authorized in 1999 to the extent that shares authorized in 1972, 1975, 1980, 1983, 1986, 1989, 1992, or 1996 are
available therefor. With respect to all options and stock awards granted on or after January 1, 1972, the records of the Company shall specify the number of shares authorized in 1965, the number of shares authorized in 1969, the number of shares authorized in 1972, the number of shares authorized in 1975, the number of shares authorized in 1980, the number of shares authorized in 1983, the number of shares authorized in 1986, the number of shares authorized in 1989, the number of shares authorized in 1992, the number of shares authorized in 1996 and the number of shares authorized in 1999 covered by such options or awards. None of the shares authorized in 1965, 1969 or 1972 shall be available for stock awards.

----------

* Adjusted for the three-for-one stock split in 1970, the two-for-one stock split in 1983, the two-for-one stock split in 1991, the two-for-one stock split in 1995, and the two-for-one stock split in 1997.

** Adjusted for the two-for-one stock split in 1983, the two-for-one stock split in 1991, the two-for-one stock split in 1995, and the two-for-one stock split in 1997.

*** Adjusted for the two-for-one stock split in 1991, the two-for-one stock split in 1995, and the two-for-one stock split in 1997.

**** Adjusted for the two-for-one stock split in 1995 and the two-for-one stock split in 1997.

*****    Adjusted for the two-for-one stock split in 1997.

4.       PARTICIPATION IN PLAN

         a. Employees: All employees of the Company or its subsidiaries shall be eligible to participate in this Plan. From time to time, the Employee Compensation and Management Development Committee shall determine the employees who shall be granted options under the Plan, the number of shares of Common Stock to be optioned to each such employee, and whether such options shall be "incentive stock options" as defined in Section 422 of the Internal Revenue Code, non-qualified stock options, or Tandem Options as defined herein; and shall determine the individual employees who shall be granted stock appreciation rights under the Plan pursuant to Section 7; and who shall be awarded shares under the Plan pursuant to Section 8, as well as the number of shares of Common Stock to be so awarded, and the restrictions, if any, to be placed thereon and who shall be granted performance unit awards under the Plan pursuant to Section 9 and tandem awards under the Plan pursuant to Section 10; provided, however, that in the case of employees who are also directors of the Company or officers of the Company in categories designated by the Executive Compensation Committee, the Executive Compensation Committee shall make these determinations; and provided further, that the Executive Compensation Committee, or such other Committee as the Board of Directors may appoint, shall make all determinations with respect to all stock appreciation rights that are exercisable in cash or partly in stock and partly in cash and with respect to all options related thereto.

         b. Ineligible Persons: For any and all purposes under this Plan, the term "employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Company at the time of hire as not eligible to participate in or receive benefits under the Plan, even if such ineligible person is subsequently determined to be an "employee" by any governmental or judicial authority.

5.       TERM OF PLAN

         No option with respect to shares authorized in or prior to 1969 under this Plan shall be granted pursuant to this Plan after December 31, 1978, no option with respect to shares authorized in 1972 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right or stock award, with respect to shares authorized in 1975 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1980 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1983 shall be granted pursuant to this Plan after December 31, 1992, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1986 shall be granted pursuant to this Plan after December 31, 1995, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1989 shall be granted pursuant to this Plan after December 31, 1998, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1992 shall be granted pursuant to this Plan after December 31, 2001, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1996 shall be granted pursuant to this Plan after December 31, 2005, no option, stock appreciation right, stock award, performance unit award or tandem award with respect to shares authorized in 1999 shall be granted pursuant to this Plan after December 31, 2008, but options, stock appreciation rights, performance unit awards, tandem awards and restrictions on awards may extend beyond such dates.

6.       TERMS AND CONDITIONS OF OPTIONS

         All options under the Plan shall be subject to the following terms and conditions:

         (a) Option Price. The option price per share shall be not less than the fair market value of the Common Stock on the date the option is granted, as determined by the Committee in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder.

         (b) Number of Shares. The option shall state the number of shares of Common Stock covered thereby.

         (c) Payment. At the time of the exercise of the option the option price shall be payable in cash and/or, if the option so provides, in shares of Common Stock valued at the market price at the time the option is exercised. The Committee may in its discretion require or permit payroll deductions or other suitable means to enable optionees to accumulate sufficient funds to exercise their options and pay the option price.

         (d) Term of Option. An incentive stock option shall provide that it shall not be exercisable after the expiration of ten years from the date such option is granted. A non-qualified option may be exercisable for a period greater than ten years if so provided in the terms of the option.

         (e) Exercise of Option. No option may be exercised during the first year of its term or such longer period as may be specified in the option; provided, however, in the event of a "Change of Control" of the Company, as that term is defined in Section 11(e), the Board may in its discretion make any options that are not yet exercisable immediately exercisable, and further provided the Committee may in its discretion make any options that are not yet exercisable immediately exercisable in cases where (i) an optionee's employment is to be terminated due to a divestiture or downsizing of a business, (ii) in the case of a retiring optionee who holds options with extended vesting provisions, or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee. Thereafter, an optionee, subject to the terms of the option, may exercise the option in whole at any time or in part from time to time either by giving written notice thereof addressed to the Treasurer of the Company, or by using other methods of notice as the Committee shall adopt, specifying the number of shares to be purchased and accompanied by payment of the option price therefor. In the event of death, the person designated in the optionee's Will, or in the absence of such designation, the legal representative of an optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may in like manner exercise the option provided the same was exercisable by the optionee at the time of his death, but such privilege shall expire, subject to Section 6(d) and 6(f) (iii) hereof, one year after the death of the optionee; provided, however, in any event that if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate.

         (f) Termination of Option. The option, to the extent not exercised, shall terminate upon its expiration as set forth in Section 6(d) hereof, its surrender as set forth in Section 11(c) hereof, or upon breach by the optionee of any provision of the option, or when the optionee ceases to be an employee for any reason including retirement, whichever event shall first occur; provided, however, that with respect to options granted during and subsequent to August 1997 which are otherwise exercisable in accordance with Section 6(e) hereof on the date of termination of employment, three months after the optionee ceases to be an employee for any reason including retirement, however, if the option so provides, the Committee in its discretion may permit the optionee to exercise the option for reasons of hardship up to twelve months after termination, assuming that the option was otherwise exercisable; further except that, subject to Section 6(d) hereof (i) the optionee, if his employment is terminated as a result of a disability, and provided the option was exercisable at the time of termination of employment, may elect to exercise the option, subject to Section 6(e) hereof, within twelve months after the date of termination, (ii) in the event of his death while an employee, the option shall terminate as provided in Section 6(e) hereof, and (iii) notwithstanding subsections (i) and (ii) above, if the option so provides, in the event that the optionee has retired or is eligible for retirement under Sections 4a., b. or d. of the Company's Retirement Annuity Plan, or as the same may be amended from time to time, or under any pension or retirement plan maintained by the Company or any of its subsidiaries, the optionee, or in the event of death, the person designated in the optionee's Will, or in the absence of such designation, the legal representative of such optionee, or if a legal representative of the optionee has not been appointed, the optionee's surviving spouse, may elect to exercise the option at any time until such option expires by its terms; provided, however, in any event that if the option is not exercised by the last day in which it is exercisable, the option shall be exercised and the proceeds paid to the deceased optionee's estate; any subsequent reemployment of the optionee by the Company shall not affect such optionee's right to exercise the option as provided in this subsection (iii).

         (g) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made automatically, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares for which options may thereafter be granted both in the aggregate and as to each optionee, as well as in the number and kind of shares subject to options theretofore granted and the option price payable upon exercise of such options.

         (h) Transferability. The option shall provide that it will not be transferable by the optionee other than by Will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by him; provided, however, that the Committee in its discretion may grant (or sanction by way of an amendment to an existing grant) non-qualified stock options which may be transferred by the optionee, solely as gifts during the optionee's lifetime, to any member of the optionee's immediate family or to a trust established for the exclusive benefit of one or more members of the optionee's immediate family, in which case the terms of such option shall so state. A transfer of an option pursuant to this subsection may be effected only by the Company at the written request of an optionee and shall become effective only when recorded in the Company's record of outstanding options. In the event an option is transferred as contemplated in this subsection, such option may not be subsequently transferred by the transferee other than by Will or the laws of descent and distribution, such option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant grant, and the transferee shall be entitled to the same rights as the optionee as if no transfer had taken place. As used in this subsection, "immediate family" shall mean any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

         (i) Applicable Law. The option shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of laws, except to the extent superseded by any controlling Federal statute.

         (j) Incorporation by Reference. The option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

         (k) Tandem Award. Any option constituting a part of a tandem award authorized by Section 10 hereof shall be subject to the terms and conditions of such award.

         (l) Other Provisions. The option shall contain such provisions as the Committee shall deem advisable consistent with the terms of the Plan as herein set forth. In addition, the incentive stock options shall contain such other provisions as may be necessary to meet the requirements of the Internal Revenue Code and the Treasury Department rulings and regulations issued thereunder with respect to incentive stock options.

7.       STOCK APPRECIATION RIGHTS

         The Committee may, in its discretion, grant stock appreciation rights to the holder of any incentive stock option or non-qualified stock option granted by the Company. Such appreciation rights shall be subject to such terms and conditions consistent with the Plan as the Committee shall impose from time to time, including the following:

         (a) An appreciation right may be made part of any such option at the time of its grant or at any time thereafter prior to its expiration;

         (b) Upon exercise of an appreciation right the holder shall be entitled to receive:

             (i) a number of shares of the Common Stock of the Company determined by dividing:

                  (1) the number of shares which the optionee selects, not to exceed the total number of shares that the optionee is eligible to purchase as of the exercise date under the related option, multiplied by the amount, if any, by which the fair market value of a share of the Common Stock of the Company on the exercise date exceeds the option price provided in the related option, by

                  (2) the fair market value of a share of the Common Stock of the Company on the exercise date; provided, however, that the total number of shares which may be received pursuant to the exercise of an appreciation right shall not exceed the total number of shares subject to the related option; or

             (ii) if so provided in the award,  (a) payment of cash equal to the aggregate fair market value on the date of such exercise of the number of shares of Common Stock determined under clause
                  (i); or (b) in part cash and in part shares; all as determined by the Committee in its sole discretion;

         (c) No fractional share or cash in lieu thereof will be issued upon the exercise of any such right; and

         (d) Exercise of an appreciation right, in whole or in part, shall exhaust and terminate the related option with respect to the number of shares used in the calculation under subsection (b)(i)(1) of this Section 7 in determining the number of shares issued upon such exercise of the appreciation right (or which would have been issued but for any cash payment). Upon such exercise of an appreciation right, the number of shares subject to reallocation under Section 13 shall be equal to the difference between the number of shares used in the calculation under subsection (b)(i)(1) of this Section 7 and the number of shares issued to the optionee pursuant to such exercise (or which would have been issued but for any cash payment).

8.       STOCK AWARDS

         Stock awards will consist of shares of Common Stock of the Company issued to participating employees as additional compensation for their services to the Company. Stock awards shall be subject to the provisions of Section 3, this Section 8, Section 11(a), (c) and (d) and, during the period in which the restrictions or the Company's right of reacquisition hereinafter referred to are in effect, Section 11(b). Other than for stock awards determined in accordance with the Company's Performance-Contingent Share Award Program and paid out under this Plan, as to which there shall be no waiting period, each stock award to a participant shall provide that the shares subject to such award may not be transferred or otherwise disposed of by the participant prior to the expiration of a period or periods specified therein, which shall not occur earlier than one year following the date of the award (except that the award may permit the earlier lapse of such restriction in the event of the participant's death or disability or retirement pursuant to any pension or retirement plan maintained by the Company or any of its subsidiaries), and that the Company shall have the right to reacquire such shares upon termination of the participant's employment with the Company while such restriction is in effect, such reacquisition to be upon the terms and conditions provided in the award. Stock awards shall also be subject to such other terms and conditions, not inconsistent therewith, as the Committee determines to be appropriate.

9.       PERFORMANCE UNIT AWARDS

         Performance unit awards will consist of performance units credited to participating employees. Each award shall specify the initial value of each performance unit, such value to be determined by reference to the book or market value of the Common Stock of the Company or to the Company's earnings or such other criteria related to the Company's performance as the Committee may deem appropriate. The award shall be payable in cash and/or Common Stock of the Company as the Committee shall determine in its sole discretion.

         Subject to the provisions of this Section 9 and of Section 11, the Committee shall have exclusive authority to determine additional terms and conditions of each performance unit award. Such terms and conditions may include, without limitation, provisions under which:

         (1) On the payment date prescribed in the award a participant shall become entitled to receive the full value of each such unit on such date, or such other amount as such award may specify;

         (2) Each unit may accrue earnings determined by reference to earnings per share or dividends paid per share on the Common Stock of the Company, or to the prime or another specified lending rate, or to other criteria specified in the award and payable at such time or times as may be specified therein;

         (3) The right of a participant to receive payments in respect of a performance unit may be made subject in whole or in part to the Company's attainment of earnings or other objectives specified in the award; and

         (4) The determination of all relevant valuation and other data pertaining to the award shall be in the sole judgment of the Committee. Without limitation of the foregoing, in the event that an amount payable in respect of an award is based in whole or in part on the Company's earnings or the book value of its Common Stock, the Committee may make such adjustments to the publicly reported amounts of the Company's consolidated earnings or of such book value as it deems appropriate for changes in accounting practices or principles, for material acquisitions or dispositions of stock or property, for recapitalizations or reorganizations or for any other events with respect to which the Committee determines such an adjustment to be appropriate in order to avoid distortion in the operation of the Plan.

         Each award shall be evidenced by a written instrument which shall set forth the number of performance units covered thereby, the initial dollar value of each such unit, the terms and conditions, if any, under which such value may change prior to the vesting of the unit, the terms and conditions under which each such unit will vest and such other matters as the Committee in its sole discretion may deem appropriate. The Committee may from time to time establish such rules as it deems appropriate regarding the manner and timing of payments of amounts due in respect of vested units.

         No performance unit award shall provide for the vesting in a participating employee of any performance unit covered thereby prior to the expiration of a period of one year after the date of the award, except that the award may provide for such vesting in the event of death or disability or retirement of the employee pursuant to a pension or retirement plan maintained by the Company or one of its subsidiaries prior to the expiration of such period. Each award shall provide that prior to the vesting of the units covered thereby they shall be subject to forfeiture (A) upon the termination of the recipient's employment with the Company, (B) as contemplated by Section 10 hereof, if such award is part of a tandem award, and (C) as may otherwise be specified in the award.

         No participant shall be entitled to receive in respect of a performance unit payments of amounts exceeding twice the original value established for such unit.

         The maximum dollar value of performance units which may be initially awarded to participants may not exceed 1,500,000 "Reference Units" in the aggregate for all participants, and 50,000 Reference Units for any one participant. For purposes of this paragraph:

         (1) A Reference Unit shall be the equivalent of the greater of (a) the fair market value of one share of the Common Stock of the Company on the date as of which a particular award of performance units is made, or (b) the book value of a share of such Common Stock as at the end of the last completed fiscal year of the Company prior to such award date plus the cash dividends paid per share on such stock during such fiscal year; and

         (2) Crediting of an award of performance units shall exhaust and terminate a number of Reference Units equal to the number obtained by dividing the credited dollar value of such performance units by the greater of the amounts referred to in subclauses (a) and (b) of Clause 1 above, and except as provided in the following sentence, such terminated Reference Units shall not be utilized for subsequent awards.

         In the event that an award of performance units is forfeited or for any other reason the cash amount or the value of the shares of the Common Stock of the Company (as determined by the Committee in its sole judgment) ultimately delivered to a participant in payment for an award of performance units (other than amounts paid to the participant as earnings on the performance units) is less than the Reference Units originally exhausted and terminated upon the crediting of such award, a number of Reference Units equal to the dollar amount of such shortfall divided by the value originally assigned to such Reference Units shall be restored and become available for subsequent awards under the Plan.

         Nothing contained herein shall be deemed to limit the right of the Board of Directors or a duly appointed committee thereof to authorize the payment or award of compensation other than in stock to any employee otherwise than pursuant to the Plan, regardless of the fact that a particular form of compensation may be the same as or similar to that which the Committee may pay or award to participants under Section 9 of the Plan.

10.      TANDEM AWARDS

         The Committee may, in its discretion, grant tandem awards to participating employees. A tandem award shall consist of a right of election by the employee among two or more of the following: (A) an option, which may include a stock appreciation right with respect thereto, (B) a performance unit award, and (C) a stock award. Subject to the provisions of Section 11, such right of election shall be upon such terms and conditions as the Committee may specify in the tandem award, which shall include the following:

         (a) The number of shares of the Common Stock of the Company covered by the option, the number of shares covered by the stock award and the number of performance units covered by the performance unit award;

         (b) Provisions establishing the number of shares and performance units which will remain subject to each portion of the tandem award upon the exercise of the right of election in whole or in part; and

         (c) The date on which the right of election shall terminate unless earlier exercised or terminated pursuant to the terms of the tandem award.

11.      CONDITIONS APPLICABLE TO ALL AWARDS

         (a) Recapitalization. In the event of any change in the number or kind of outstanding shares of Common Stock of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or any other change in the corporate structure or shares of stock of the Company, an appropriate adjustment will be made automatically, in accordance with applicable provisions of the Internal Revenue Code and Treasury Department rulings and regulations thereunder, in the number and kind of shares and performance units subject to Sections 8, 9 and 10 and the maximum dollar value of performance units subject to Sections 9 and 10.

         (b) Transferability. Each award to a participant under Section 8, 9 or 10 shall provide that neither the award nor any right or interest of a participant therein shall be transferable by the participant other than by Will or the laws of descent and distribution, and that such award shall be exercisable, during the participant's lifetime, only by him.

         (c) Surrender. The Committee may require the surrender of an option, stock appreciation right, stock award or performance unit award granted under this Plan as a condition precedent to a grant of a new option, stock appreciation right, stock award or performance unit award for the same or a different number of shares or having the same or a different initial value in Reference Units as the option, stock appreciation right, stock award or performance unit award surrendered. Such new option, stock appreciation right, stock award or performance unit award shall be subject to the terms or conditions specified by the Committee at the time the new option, stock appreciation right, stock award or performance unit award is granted, all determined in accordance with the provisions of this Plan without regard to the price, period of exercise, or any other terms or conditions of the option, stock appreciation right, stock award or performance unit award surrendered.

         (d) Leave of Absence. If approved by the Committee, an employee's absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose of the Plan.

         (e) Change of Control shall mean the occurrence of any of the following events: (a) at any time during the two-year period following the Effective Date, or the beginning of a renewal term as the case may be, at least a majority of the Company's Board of Directors shall cease to consist of "Continuing Directors" (meaning directors of the Company who either were directors at the beginning of such two-year period or who subsequently became directors and whose election, or nomination for election by the Company's stockholders, was approved by a majority of the then Continuing Directors); or (b) any "person" or "group" (as determined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934), except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust or investment manager thereunder, shall have acquired "beneficial ownership" (as determined for purposes of Securities and Exchange Commission ("SEC") Regulation 13d-3) of shares of Common Stock of the Company having 20% or more of the voting power of all outstanding shares of capital stock of the Company, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (c) a merger or consolidation occurs to which the Company is a party, whether or not the Company is the surviving corporation, in which outstanding shares of Common Stock of the Company are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (d) the sale of all, or substantially all, of the Company's assets occurs; or (e) the stockholders of the Company approve a plan of complete liquidation of the Company.

12.      DEFINITIONS

         (a) Company. The term "Company" shall mean Pfizer Inc, a Delaware corporation.

         (b) Board of Directors. The term "Board of Directors" shall mean the Board of Directors of Pfizer Inc.

         (c) Employee Compensation and Management Development Committee. The term "Employee Compensation and Management Development Committee" shall mean the Employee Compensation and Management Development Committee of Pfizer Inc as constituted by resolution of the Board of Directors.

         (d) Executive Compensation Committee. The term "Executive Compensation Committee" shall mean the Executive Compensation Committee of Pfizer Inc as constituted by resolution of the Board of Directors.

         (e) Committee. The term "Committee" shall mean the Employee Compensation and Management Development Committee or such other committee referred to in the second proviso of the last sentence of Section 4 hereof, as may be appropriate.

         (f)  Subsidiary.   The  term  "subsidiary"   shall  mean  a  subsidiary
corporation of the Company as defined in Section 424(f) of the Internal Revenue Code.

         (g) Common Stock. The term "Common Stock" shall mean the $.10 par value Common Stock of the Company, authorized but unissued, or issued and reacquired by the Company and held as Treasury Stock, or held by any trust established by the Company for the purpose of satisfying the Company's obligations for the issuance of Common Stock under the Plan.

         (h) Tandem Options. A "Tandem Option" shall mean an incentive stock option and a non-qualified option granted to an optionee, subject to the provision that the exercise of all or any part of either option will result in a reduction in the other option.

         (i) Internal Revenue Code. The term "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

13.      REALLOCATION OF UNUSED SHARES

         Any shares which are not purchased or awarded under an option, performance unit award or right of election which has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an award or right granted under the Plan, or shares which are reacquired by the Company pursuant to Section 8 hereof, may be used for the further grant of options or, if such shares were authorized in 1975, stock awards under the Plan, or if such shares were authorized in 1980 or after, stock awards, performance unit awards or tandem awards under the Plan. For purposes of this Section 13 the number of shares subject to a tandem award under Section 10 hereof which shall be deemed not to have been purchased or awarded as of the time such award terminated or lapsed shall equal the excess, if any, of (i) the maximum number of shares which the participant was entitled to receive under the tandem award over (ii) the number of shares which he in fact had received as of the time of such termination or lapse.

14.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of stock under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

15.      AMENDMENT AND REVOCATION

         The Board of Directors shall have the right to alter, amend or revoke the Plan or any part thereof at any time and from time to time, provided, however, that without the consent of the participants affected no change may be made in any option or award theretofore granted, which will impair the rights of participants under outstanding options or awards; and provided further, that the Board of Directors may not, without the approval of the holders of a majority of the outstanding Common Stock, make any alteration or amendment to the Plan which increases the maximum number of shares of Common Stock which may be issued under the Plan or the number of shares of such stock which may be issued to any one participant, extends the term of the Plan or of options granted thereunder, reduces the option price below that now provided for in the Plan, or changes the conditions of exercise of options specified in Section 6(e). The Committee may make non-substantive administrative changes to the Plan so as to conform with or take advantage of governmental requirements, statutes or regulations. The Employee Compensation and Management Development Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an option or award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, modifying or amending the terms and conditions governing any options or awards, or establishing any local country plans as sub-plans to this Plan, each of which may be attached as an Appendix hereto.

16.  COMPLIANCE WITH SECTION 16

         With respect to Members subject to Section 16 of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that compliance with any Plan provision applicable solely to such Members is not required in order to bring a transaction by such Member into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Plan administrators. To the extent any provision of the Plan or action by the Plan administrators involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Plan administrators.

                                   APPENDIX A

                RULES OF THE PFIZER INC STOCK AND INCENTIVE PLAN
                             FOR EMPLOYEES IN FRANCE

1.       INTRODUCTION

         The Pfizer Inc Stock and Incentive Plan (hereinafter the "Plan" or the "U.S. Plan") specifically authorizes the Committee to establish rules applicable to options granted under the U.S. Plan, including options granted to employees in France, as the Committee deems advisable. The Committee has determined that it is advisable to establish a sub-plan for the purposes of permitting such options to qualify for favorable local tax and social security treatment in France. Therefore, the Company now establishes a sub-plan of the U.S. Plan for the purpose of granting options which qualify for the favorable tax and social security treatment in France applicable to options granted under the Law No. 70-1322 of December 31, 1970, as subsequently amended, to qualifying employees who are resident in France for French tax purposes. The terms of the U.S. Plan, of which this sub-plan is a part, shall constitute the Company's stock option plan for French Employees (the "French Plan"). Under the French Plan, the qualifying employees will be granted only stock options. In no case will they be granted substitute awards, e.g., stock bonuses, restricted stock, stock appreciation rights or other similar awards.

2.       DEFINITIONS

         Terms used in the French Plan shall have the same meanings as set forth in the U.S. Plan.

         In addition, the term "Option" shall have the following meaning:

         a. Purchase options, that are rights to acquire shares repurchased by the Company prior to the grant of said options; or

         b. Subscription options, that are rights to subscribe newly issued shares.

         The term "Grant Date" shall be the date on which the Committee both (a) designates the optionee and (b) specifies the terms and conditions of the Option including the number of shares and the Option price.

         The term "Exercise Eligibility Date" shall mean the fifth anniversary of the Grant Date.

3.       ENTITLEMENT TO PARTICIPATE

         Any salaried employee or corporate executive in France shall be eligible to receive options under the French Plan provided that he or she also satisfies the eligibility conditions of the U.S. Plan. Options may not be issued under the French Plan to employees or executives owning more than ten percent (10%) of the Company's capital shares or to individuals other than employees and corporate executives of a French subsidiary of the Company. Options may not be issued to directors of a French subsidiary unless they are employed by such subsidiary.

4.       CONDITIONS OF THE OPTION/OPTION PRICE

         Notwithstanding any provision in the U.S. Plan to the contrary, the conditions of the Options (option price, number of underlying shares and vesting period) will not be modified after the grant date, except as provided under
Section 6 of the French Plan. In this respect, Options will not be repriced, re-granted, nor will the time at which Options may be exercised be accelerated.

         The option price per share of common stock payable pursuant to options issued hereunder shall be fixed by the Committee on the date the option is granted, but in no event shall the option price per share be less than the greater of:

         a. with respect to purchase options over the common stock, the higher of either 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the grant date or 80% of the average purchase price paid for such common stock by the Company;

         b. with respect to subscription options over the common stock, 80% of the average quotation price of such common stock during the 20 days of quotation immediately preceding the grant date; and

         c.   the minimum option exercise price permitted under the U.S. Plan.

5.       EXERCISE OF AN OPTION

         Upon exercise of an option, the full option price will have to be paid either by check or credit transfer. The optionee may also give irrevocable instructions to a stockbroker to properly deliver the option price to the Company.

         The shares acquired upon exercise of an option will be recorded in an account in the name of the shareholder, or if the shares are held by a broker after exercise, in an account in the name of the shareholder with the broker.

         No Option can be exercised before the Exercise Eligibility Date. However, in the case of death of an optionee, outstanding options shall be immediately vested and exercisable under the conditions set forth by Section 7 of the French Plan.

6.       CHANGES IN CAPITALIZATION

         In compliance with French law, the option price shall not be modified during the option's duration. Adjustments to the option exercise price or number of shares subject to an option issued hereunder shall be made to preclude the dilution or enlargement of benefits under such option only in the case of one or more of the following transactions by the Company:

         a.   an increase of corporate capital by cash contribution;

         b.   an issuance of convertible or exchangeable bonds;

         c. a capitalization of retained earnings, profits, or issuance premiums;

         d.   a distribution of retained  earnings by payment in cash or shares;
              and

         e.   a reduction of corporate capital by set off against losses.

7.       DEATH

         In the event of the death of a French optionee, said individual's heirs may exercise the option within six months following the death, provided that any option which remains unexercised shall expire six months following the date of the optionee's death.

8.       INTERPRETATION

         It is intended that options granted under the French Plan shall qualify for the favorable tax and social security treatment applicable to stock options granted under the Law No. 70-1322 of December 31, 1970, as subsequently amended, and in accordance with the relevant provisions set forth by French tax law and the French tax administration. The terms of the French Plan shall be interpreted accordingly and in accordance with the relevant provisions set forth by French tax and social security laws, as well as the French tax and social security administrations.

9.       AMENDMENTS

         Subject to the terms of the U.S. Plan, the Committee reserves the right to amend or terminate the French Plan at any time.

10.      ADOPTION

         The French Plan was adopted by the Board of Directors of the Company at a meeting held on August 27, 1998.

                                   APPENDIX B

        SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES IN THE UNITED KINGDOM

1.       ADMINISTRATION; OPERATION AND EFFECT

         This Amendment to the Plan, which is effective as of June 26, 1986 sets forth the Employee Share Option (UK) Scheme (hereinafter referred to as "the Scheme"). In all respects, the Scheme will be administered by the Committee as provided in Section 2 of the Plan.***** No amendment to the Plan shall have effect in relation to the Scheme and no amendment to the Scheme shall have effect without the prior approval of the Board of Inland Revenue in the UK. The Committee shall be responsible for ensuring that all matters relating to the Scheme are in compliance with UK tax laws and codes.

2.       STOCK

         Options granted under this Scheme shall be to purchase shares of the Company's authorized, but unissued or reacquired Common Stock (hereinafter referred to as "Scheme Shares") satisfying the requirements of paragraphs 7 to 11 of Schedule 10 to the Finance Act of 1984 (hereinafter referred to as "Schedule 10"). The total number of such shares with respect to which options may be granted under the Scheme is subject to the limits set out in the Plan* and the limits set out below.

3.       ELIGIBILITY

         Persons eligible to receive options under the Scheme shall be employees or full time directors of the Company's UK subsidiaries who are employed at the time of the grant of the option and whom the Committee selects from time to time PROVIDED ALWAYS that at the date of the grant or exercise of the option, they are not ineligible to participate in the Scheme by virtue of paragraph 4(1)(b) of Schedule 10.*****

4.       TERMS AND CONDITIONS OF OPTIONS

         (a)  Grants of Options

         Offers of options may be sent as soon as practicable after approval of the Scheme by the UK Board of Inland Revenue, and thereafter at any time. All offers of options shall be evidenced by an option certificate and shall be made on the basis that participation in the Scheme will be deemed to constitute acceptance of the provisions set forth or incorporated by reference in this Amendment to the Plan.

         (b)  Number of Shares

         The number of Scheme Shares subject to each option shall be stated. Such number shall be determined by the Committee, but their aggregate Market Value, as that term is defined in Schedule 10, and number of Shares shall not at any time exceed either:

              (i) the aggregate fair market value or the number of Shares as is determined for such option holder by the Committee in accordance with Section 3 of the Plan; or

              (ii) in total with  subsisting  options over shares  granted under any scheme established by the Company or any associated company of the Company (not being a savings-related scheme) approved by the Board of Inland Revenue under Schedule 10, (pound)30,000.******

         In calculating the limits stated above and the Market Value, sums denominated in US dollars shall be converted to sterling at the rate of exchange published by the Company's bankers (being a United Kingdom clearing bank) at 11 o'clock a.m. on the date of the grant of the relevant option.

         (c)  Option Price and Payment of Option Price

              (i) The option price per share shall be no less than the mean between the high and the low selling prices on the composite tape of the New York Stock Exchange as reported by the New York Times for the date the option is granted.

              (ii) Upon the  exercise  of an option,  the option  price shall be payable in lawful money of the United States and may be paid in cash or by certified check or by bank draft.

         (d)  Terms and Exercise of Options

         The times at which and the terms under which any option shall be exercisable shall (unless otherwise stated in accordance with the determination of the Committee and with prior approval of the Board of Inland Revenue) be as stated in Section 6(d), 6(e) and 6(f)**, ***** of the Plan provided that the reference to Section 11(c) in Section 6 of the Plan shall be replaced by a reference to Clause 4(f) of the Scheme and in no event may an option be exercised more than 12 months after an option holder's death.***, *****

         (e)  Recapitalization

         Section 6(g)***** of the Plan shall apply to the Scheme provided that any adjustments made pursuant to that Section shall not be made automatically but shall be subject to the prior approval of the Board of Inland Revenue pursuant to Schedule 10 to the Finance Act and take effect only after such approval.

         (f)  Surrender

         The Committee may require the surrender of an option granted under the Scheme as a condition precedent to a grant of a new option for the same or a different number of shares surrendered. Such new options shall be subject to the terms and conditions specified by the Committee at the time the new option is granted, determined in accordance with the provisions of the Plan and the Scheme without regard to the price, period of exercise or any other terms or conditions of the options surrendered.

         (g)  Transferability, Applicable Law and Leave of Absence

         Sections 6(h)*****, except the proviso thereto, 6(i)***** and, subject to Clause 3 hereof, 11(d) of the Plan shall apply to the Scheme.

         (h)  Incorporation by Reference

         The option agreement shall contain a provision that all the terms and conditions of the Scheme are incorporated by reference therein.

5.       REALLOCATION OF UNUSED SHARES

         Any shares which are not purchased under an option which has terminated or lapsed, either by its terms or pursuant to the exercise in whole or in part, may be used for the further grant of options, provided always that no options shall be granted to an employee at a time when his employment is interrupted.

6.       AMENDMENT AND REVOCATION

         Section 15 of the Plan shall apply to the Scheme but no amendment may be made so as to have effect with respect to the Scheme or the Scheme Shares without the prior approval of the Board of Inland Revenue.****, *****

7.       DEFINITIONS

         (a) In the Scheme, the term the "Plan" shall mean the Company's Stock Option and Incentive Plan of 1965 as amended.

         (b) Section 12 of the Plan other than sub-sections (d) and (h) shall apply to the Scheme.*****

                             (FOOTNOTES FOR UK PLAN)

* Section 3 of the Plan was amended by resolution of the shareholders on April 26, 1990 and has effect in relation to the Scheme with the approval of the Board of Inland Revenue in the UK given June 14, 1990.

** Section 6(e), 6(f) and 11 were amended with the approval of the shareholders on April 26, 1990. These amendments have effect in relation to the Scheme with the approval of the Board of Inland Revenue in the UK given on June 14, 1990 provided that the amendment to Section 6(e) to give the Board power to "make any options that are not yet exercisable immediately exercisable" shall not have effect with regard to subsisting options granted before June 14, 1990.

*** Section 6(e) was further amended with the approval of the shareholders on April 22, 1993 by the insertion of the following words "and further provided the Committee may in its discretion make any options that are not yet exercisable immediately exercisable in cases where (i) an optionee's employment is to be terminated due to a divestiture or downsizing of a business, (ii) in the case of a retiring optionee who holds options with extended vesting provisions, or (iii) otherwise, where the Committee determines that such action is appropriate to prevent inequities with respect to an optionee" at the end of the second sentence. The amendment has effect in relation to the Scheme with the approval of the Board of Inland Revenue in the UK given on August 5, 1993 provided that the discretionary power conferred on the Committee "to make any options that are not yet exercisable immediately exercisable" shall not have effect with regard to subsisting options granted before August 5, 1993.

**** Section 15 of the Plan was amended by resolution of the Board of Directors on December 18, 1989 and has effect in relation to the Scheme with the approval of the Board of Inland Revenue in the UK given June 14, 1990.

*****    (i)    Section 1 of the Plan was amended by resolution  of the Board of
                Directors on October 22, 1998.

         (ii) Section 2 of the Plan was amended by resolution of the Employee Compensation and Management Development Committee dated December 15, 1997 and further by resolution of the Board of Directors dated October 22, 1998.

         (iii) Section 3 of the Plan was amended by resolutions of the Board of Directors dated April 27, 1995 and April 24, 1997, in each case as a result of a stock split to the Common Stock of the Company, and by resolution of the Board of Directors effective January 25, 1996 by the approval of the majority of the holders of the Common Stock of the Company.

         (iv) Section 4 of the Plan was amended by the Board of Directors on May 28, 1998.

         (v) Section 6(e) of the Plan was amended by resolution of the Board of Directors on October 22, 1998.

         (vi) Section 6(f) of the Plan was amended by resolution of the Board of Directors on June 26, 1997.

         (vii) Section 6(g) of the Plan was amended by resolution of the Board of Directors on January 25, 1996.

         (viii) Section 6(h) of the Plan was amended by resolution of the Board of Directors on September 26, 1996.

         (ix) Section 6(i) of the Plan was amended by resolution of the Board of Directors on May 28, 1998.

         (x) Section 12(g) of the Plan was amended by resolution of the Board of Directors on June 23, 1994.

         (xi) Section 15 of the Plan was amended by resolution of the Board of Directors on October 22, 1998.

         The amendments listed, with the exception of the amendments to Section 6(h) noted at (viii) above and to Section 6(g) noted at (vii) above, have effect in relation to the Scheme with approval of the Board of Inland Revenue in the UK given on March 25, 1999 provided that the following amendments shall not have effect with regard to subsisting options granted before March 25, 1999:

         A      the amendments to Section 2 mentioned at (ii) above

         B      the amendments to Section 6(f) mentioned at (vi) above

         C      the amendment to Section 6(i) mentioned at (ix) above

****** Note Section 4 of the Scheme was amended on March 25, 1999 pursuant to Finance Act 1996 and without prejudice to options outstanding which were granted prior to July 17, 1995.

                                                                       EXHIBIT 5

                        [LETTERHEAD OF MARGARET M. FORAN]

April 22, 1999

Pfizer Inc.
235 East 42nd Street
New York, New York 10017-5755

Pfizer Inc.:

         In connection with the Registration Statement on Form S-8 relating to 55,000,000 shares of Common Stock of Pfizer Inc. under the Pfizer Inc. Stock and Incentive Plan, it is my opinion that:

         All necessary corporate proceedings have been taken to authorize the issuance of the shares under the Plan, and all such shares, upon issuance in accordance with the Plan and upon full payment in cash for such shares issued, will be validly issued and outstanding and fully paid and non-assessable.

         In preparing this opinion, I have examined certificates of public officials, certificates of officers and copies certified to my satisfaction of such corporate documents and records of the Company and such other papers as I have thought relevant and necessary as a basis for my opinion. I have relied on such certificates in connection with the accuracy of actual matters contained in such documents which were not independently established.

         I consent to the use of this opinion in the Registration Statement and to the reference to my name under the heading "Legal Opinion" in the Prospectus. In giving such consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission.

                                                     Very truly yours,

                                                     /s/ MARGARET M. FORAN
                                                     ---------------------------
                                                         MARGARET M. FORAN

                                                                   EXHIBIT 23(B)

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

The Board of Directors Pfizer Inc.:

         We consent to the use of our audit report dated February 25, 1999 on the consolidated financial statements of Pfizer Inc. and subsidiary companies as of December 31, 1998, 1997 and 1996, and for each of the years then ended, incorporated in the Registration Statement on Form S-8 by reference.

                                                 /s/ KPMG LLP
                                                --------------------------------
                                                     KPMG LLP

New York, New York

April 22, 1999